UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2007

Drinks Americas Holdings, Ltd.
(Exact name of registrant as specified in charter)

Delaware	33-55254-10	87-0438825
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
(Address of principal executive offices) (Zip Code)

(203) 762-7000
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Effective May 21, 2007, Fabio Berkowicz, the Chief Financial Officer of the Company, resigned as the Company’s Chief Financial Officer. He indicated that his resignation was motivated by personal-health related reasons.

(b)

Effective May 22, 2007, the Company appointed Jeffrey Daub, age 40, as the Chief Financial Officer of the Company.

Mr. Daub will receive an annual salary of $125,000.

Jeffrey Daub has served as the Company’s controller since November, 2006. Prior to joining the Company, from 1992 to November, 2006, he was employed by Rosen Seymour, Shaps Martin & Company LLP (“RSSM”), a public accounting firm in New York City, where he most recently served as an audit manager. From July, 2006 to November, 2006, while at RSSM, Mr. Daub assisted in the Company’s internal accounting functions and with the preparation of its periodic filings with the Securities and Exchange Commission. At RSSM, Mr. Daub provided services to clients, both private and public, in various industries, including the supervision and performance of financial audits. Mr. Daub, 40 years old, is a Certified Public Accountant as well as an Accredited Business Valuator. He was awarded a B.S. in Applied Mathematics and Statistics with a Minor in Business from SUNY Stony Brook and an M.S. in Accounting from Long Island University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drinks Americas Holdings, Ltd.

May 23, 2007	By:	/s/ J. Patrick Kenny
Name: J. Patrick Kenny
Title: President and Chief Executive Officer